Exhibit 10.3

                                 AMENDMENT NO. 2

                                       TO

                                 TERABEAM, INC.

                                 2004 STOCK PLAN
                                 ---------------


      This Amendment No. 2 to the Terabeam, Inc. 2004 Stock Plan, as amended to date (as amended, the "Original Plan") is effective as of May 23, 2006.

      The first sentence of Section 4 of the Original Plan is hereby replaced in its entirety to read as follows:

           The aggregate number of shares of Common Stock which may be issued under this Plan is Three Million One Hundred Fifty Thousand (3,150,000), subject to adjustment as provided in
           Section 11.

      The Section 4 of the Original Plan is hereby re-designated Section 4(a) and the following language is hereby added to the Original Plan as new Section 4(b):

            In no event may any Grantee or other Plan participant be granted Stock Rights (including Stock Appreciation Rights) with respect to more than 500,000 shares of Common Stock (which number may be adjusted by the Committee as contemplated in Section 11) in any calendar year. The number of shares of Common Stock relating to a Stock Right granted to a Grantee in a calendar year that is subsequently forfeited, cancelled, or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of a Stock Right is subsequently reduced, the transaction shall be deemed a cancellation of the original Stock Right and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

      The substantive effects of this amendment are (a) to increase the number of shares which may be issued under the Original Plan by One Million (1,000,000) from Two Million One Hundred Fifty Thousand (2,150,000) to Three Million One Hundred Fifty Thousand (3,150,000) and (b) to add language to the Original Plan to conform to Internal Revenue Code requirements for deductibility.

      All other provisions of the Original Plan remain unchanged.